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                                                       Exhibit 23.3

               INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Southside Bancshares Corp.:

We consent to the incorporation herein by reference of our report dated February 16, 2001 relating to the consolidated financial statements of Southside Bancshares Corp. and subsidiaries (Southside) as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Southside, and to the reference herein to our firm under the heading "Experts."


/s/ KPMG LLP

St. Louis, Missouri
June 8, 2001